Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Globant S.A. of our report dated February 29, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Globant S.A.’s Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ PRICE WATERHOUSE & CO. S.R.L.

/s/ Reinaldo Sergio Cravero (Partner)
Autonomous City of Buenos Aires, Argentina
July 26, 2024